EXHIBIT 99.1

PRESS RELEASE

Media Contact:

Terri Deuel

Internet Commerce Corporation

678-533-8003

INTERNET COMMERCE CORPORATION ANNOUNCES EXPIRATION OF OFFER
TO PURCHASE EASYLINK

Norcross, Georgia — January 24, 2007 — Internet Commerce Corporation (ICC) (NasdaqCM: ICCA), a leader in business-to-business e-commerce solutions, today announced that ICC’s offer to purchase Easylink Services Corporation (Easylink) (NasdaqCM: EASY) has expired on its terms as a result of Easylink’s failure to respond by the January 23, 2007 5:00 p.m. deadline. Nothwithstanding the expiration of ICC’s offer, ICC will continue to explore its strategic options for acquiring Easylink, including the possibility of entering into a negotiated transaction with Easylink.

About Internet Commerce Corporation (ICC)

Internet Commerce Corporation, headquartered in Norcross, GA, is a leader in business-to-business e-commerce solutions. Thousands of customers rely on ICC’s comprehensive line of solutions, in-depth expertise, and unmatched customer service to help balance cost, fit, and function required to meet unique requirements for trading partner compliance, coordination, and collaboration.  With its software solutions, network services, hosted web applications, managed services, and consulting services, ICC is the trusted provider of solutions for businesses, regardless of size and level of technical sophistication, to connect with their trading communities.  For more information, visit www.icc.net.

Forward-Looking and Cautionary Statements

Statements contained in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially, as discussed in ICC’s filings with the United State Securities and Exchange Commission (the “SEC”).